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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: June 14, 2004

COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864
(Address of principal executive offices)

(208) 263-2266
(Registrant’s telephone number, including area code)

Item 5. Other Events.

On June 14, 2004, Coldwater Creek Inc. (the “Company”) issued press releases announcing the appointment of a new director to its Board of Directors and the declaration of a 50% stock dividend, having the effect of a 3-for-2 stock split on its issued common stock, par value $0.01 per share (the “Common Stock”). Shareholders of record as of the close of business on July 1, 2004, will receive a stock dividend of one share of Common Stock for every two shares they own on that date, and the new shares will be distributed on or about July 23, 2004. A copy of the press releases issued by the Company are filed herewith as Exhibits 99.1 and 99.2 incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press release dated June 14, 2004 issued by the Company announcing appointment of a new director to the Board.

99.2	Press release dated June 14, 2004 issued by the Company announcing declaration of a stock dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: June 14, 2004	By:	/s/ DENNIS C. PENCE
Dennis C. Pence
Chairman and Chief Executive Officer
(Principal Executive Officer)